SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                October 22, 2007
                                ----------------
                Date of Report (Date of earliest event reported)



                                SOYO GROUP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


           Nevada                      333-42036                  95-4502724
----------------------------     -----------------------     -------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                            1420 South Vintage Avenue
                         Ontario, California 91761-3646
                         ------------------------------
          (Address of principal executive offices, including zip code)


                                 (909) 292-2500
                                 --------------
              (Registrant's telephone number, including area code)


                                      N/A
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act
[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


On October 22, 2007, the Board of Directors of the Company unanimously appointed Mr. Harvey Schneider and Mr. Edward O'Brien as Corporate Officers of the Company. Mr. Schneider, age 45, joined SOYO Group, Inc. in October 2006 and currently works as the Director of Sales. From 2000 to 2004, Mr. Schneider worked as Director of Channel Sales for Buslink, a manufacturer of external hard drives, optical drives, PC-related products and services and consumer electronics products and services. From 1993 to 2000, he served as Vice
President of Sales and Marketing at ScanPort, a provider of consumer electronics. Mr. Schneider graduated from Cal Poly Pomona in 1987 where he received a Bachelor's Degree in Real Estate, Finance and Law.

Mr. O'Brien, age 52, joined SOYO Group, Inc. in November 2006 and currently serves as the Director of Marketing. From 1999 to 2005, Mr. O'Brien worked as Director of Sales for Buslink, a manufacturer of external hard drives, optical drives, PC-related products and services and consumer electronics products and services. From 1997 to 1999, Mr. O'Brien worked as the Director of Sales at ScanPort, a provider of consumer electronics. Mr O'Brian graduated from the Ohio State University in 1977 with a Bachelor's Degree in Business Administration.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SOYO GROUP, INC.

                                            October 22, 2007
                                            By: /s/ MING CHOK
                                               ---------------------------
                                               Ming Chok, CEO